EXHIBIT 16.1

May 16, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Elite data Services, Inc.

Commission File No. 50-11050

We have read the statements that we understand Elite Data Services Inc. will include under Item 4.01 to the Form 8-K report dated May 16, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

D’Arelli Pruzansky, P.A.